AMENDED AND RESTATED WARRANT AGREEMENT

     THIS AMENDED AND RESTATED WARRANT AGREEMENT dated as of December 16, 1997 (as amended, restated, supplemented or modified from time to time, the "Warrant Agreement") between IT Partners, Inc., a Delaware corporation (the "Issuer"), and Creditanstalt Corporate Finance, Inc. having offices at Two Greenwich Plaza, Greenwich, Connecticut 06830 ("Creditanstalt").


                                  W I T N E S S E T H:

     WHEREAS, pursuant to the Loan and Security Agreement dated as of May 30, 1997, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 17, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among Issuer, the financial institutions named therein as lenders (the "Lenders"), Creditanstalt-Bankverein, as the issuing bank (the "Issuing Bank"), and Creditanstalt as the agent for the Lenders (in such capacity, the "Agent"), Creditanstalt as sole lender under the Loan Agreement agreed to make certain loans (the "Loans") to the Issuer upon the terms, and subject to the conditions, set forth in the Loan Agreement; and

     WHEREAS, in order to induce Creditanstalt to structure and to provide the Loans, the Issuer executed and delivered a Warrant Agreement dated as of May 30, 1997, as amended by that certain First Amendment to Warrant Agreement dated as of July 11, 1997, as further amended by that certain Second Amendment to Warrant Agreement dated as of October 27, 1997 (as amended, the "Original Warrant Agreement") and issued to Creditanstalt warrants exercisable for up to 412,579 shares of Common Stock or Convertible Preferred Stock as hereinafter described; and

     WHEREAS, the Issuer, the Lenders, the Issuing Bank, and the Agent wish to enter into a Second Amendment to Loan and Security Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement Amendment") to increase the aggregate maximum amount of Loans available to Issuer thereunder from Fourteen Million Dollars ($14,000,000) to Thirty-Five Million Dollars ($35,000,000); and

     WHEREAS, in connection with and to induce Creditanstalt as sole lender under the Loan Agreement to enter into the Loan Agreement Amendment, the Issuer has agreed to amend and restate the Original Warrant Agreement, as further set forth herein, in order to provide for the issuance of certain additional Warrants and make certain other changes set forth herein;

     NOW, THEREFORE, in consideration of the premises, the terms and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. (a) As used in this Warrant Agreement, unless otherwise defined herein, terms defined in the Loan Agreement (as in effect on the date hereof, whether or not the Loan Agreement is thereafter terminated or expires according to its terms) shall have such defined meanings when used herein and the following terms shall have the following meanings, unless the context otherwise requires:

     "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to (i) vote 10% or more of the securities having ordinary voting power for the selection of directors of such Person or (ii) direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. In addition, as to Creditanstalt, "Affiliate" shall include any partnership a majority of the partners of which are officers, directors, employees or Affiliates of Creditanstalt, and as to the Issuer, "Affiliate" shall not include Creditanstalt or any Affiliate of Creditanstalt which is a holder of any Warrants.

     "Business Combination Options" shall mean options to purchase Common Stock of the Issuer which (a) are issued to employees of Subsidiaries acquired by the Issuer after the date hereof or to employees of the Issuer hired after the date hereof; (b) in the aggregate do not exceed 12% of the Common Stock issued by the Issuer as a portion of the purchase price in Acquisitions consummated by the Issuer after the date hereof (other than any Acquisition of LanVantage, Inc.) and (c) have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, as determined in good faith by the Board of Directors of the Issuer and giving effect to any Acquisition consummated on such date.

     "Closing Date" shall mean December 16, 1997, the date of the closing of the Loan Agreement Amendment.

     "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act and the Exchange Act.

     "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Issuer, which has voting rights, and shall include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock and all other stock of any class or classes (however designated) of the Issuer the registered holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

     "Composite Transaction Tape" shall mean a security price reporting service that includes all transactions in a security on each of the exchanges and in the over-the-counter market.

     "Convertible Preferred Stock" shall mean the Series B Preferred Stock, par value $.01 per share, of the Issuer which is convertible into Common Stock of the Issuer, and shall include any stock into which such Series B Preferred Stock shall have been changed or any stock resulting from any reclassification of such Series B Preferred Stock.

     "Current Market Price Per Share" shall mean, with respect to any share of the Common Stock, as of any particular date of determination:

          (i) if the Common Stock is then reported on the Composite Transaction Tape, the average of the daily closing prices for the 30 consecutive trading days immediately prior to such date as reported on the Composite Transactions Tape (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period); or

          (ii) if the Common Stock is not then reported on the Composite Transaction Tape but is then listed or admitted to trading on a national securities exchange, the average of the daily last sale prices regular way of the Common Stock, for the 30 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period), on the principal national securities exchange on which the Common Stock is traded or, in case no such sale takes place on any such day, the average of the closing bid and asked prices regular way, in either case on such national securities exchange; or

          (iii) if the Common Stock is not then reported on the Composite Transaction Tape but is then traded in the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 30 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period), as reported by the National
        Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Issuer for that purpose; or


          (iv) if no such prices are then furnished, the higher of (x) the Exercise Price and (y) the fair market value of a share of Common Stock as determined by agreement between the holders of a majority of the Warrants and the Issuer or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Issuer (in either case the cost of which engagement will be borne by the
        Issuer) and reasonably acceptable to the holders of a majority of the Warrants;


provided, however, that between the date hereof and 60 days from the date hereof, the Current Market Price Per Share of the Common Stock shall not be less than $5.00 per share.

     "Equity of the Issuer" shall mean the total stockholders' equity of the Issuer, determined in accordance with generally accepted accounting principles. The amount of Equity of the Issuer represented by any Warrant Shares shall be determined by subtracting from total Equity of the Issuer the aggregate amount distributable as a preference upon dissolution of the Issuer to the holders of any then outstanding shares of any class or series of preferred stock (other than the Convertible Preferred Stock), dividing the balance obtained by the number of shares of Common Stock then outstanding or issuable upon conversion of any Convertible Preferred Stock then outstanding, and multiplying that per share amount by the aggregate number of Warrant Shares.

     "Equity Warrants" shall mean the warrants issued pursuant to the Series
A Preferred Stock and Warrant Purchase Agreement, dated as of May 30, 1997, as amended by that certain First Amendment to Preferred Stock and Warrant Purchase Agreement dated as of July 11, 1997, as further amended by that certain Second Amendment to Preferred Stock and Warrant Purchase Agreement dated as of October 27, 1997, as further amended by that certain Third Amendment to Preferred Stock and Warrant Purchase Agreement dated as of October 31, 1997, and as further amended by that certain Fourth Amendment to Preferred Stock and Warrant Purchase Agreement dated as of the date hereof (as such may be amended, restated, supplemented or otherwise modified from time to time), among the Issuer, Creditanstalt, FF-ITP, L.P. and certain shareholders of the Issuer named therein.

     "Equity Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Equity Warrants.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

     "Exempted Securities" shall mean (A) Warrant Shares, (B) shares of the Issuer's capital stock issued as a stock dividend described in subsection 12(b), (C) shares of Series A Preferred Stock issued as preferred in kind dividends on the Series A Preferred Stock; (D) options and warrants as listed on Schedule I attached hereto and shares of capital stock issuable upon exercise thereof; (E) the Business Combination Options and shares of capital stock issuable upon exercise thereof; (F) options to be granted to employees of the Issuer and its Subsidiaries to purchase up to 351,029 shares of Common Stock of the Issuer at an exercise price of not less than fair market value on the date such option is granted, as determined in good faith by the Board of Directors of the Issuer and giving effect to any Acquisitions consummated on or before such date, and shares of capital stock issuable upon exercise thereof, (G) 34,364 shares of Common Stock issuable to Terry Hardcastle on or before February 2, 1998 for an aggregate purchase price of $66,666; (H) 103,093 shares of Common Stock issued to Chris Corbett at an aggregate purchase price of $200,000; (I) 29,516 shares of Common Stock issued to FF-ITP on October 31, 1997; (J) additional Equity Warrants for the purchase of 188,680 shares of Common Stock or Convertible Preferred Stock; and (K) 222,222 shares of Convertible Preferred Stock issuable to Creditanstalt at an aggregate purchase price of $1,000,000. The limits in clauses (C), (D), (E),
(F), (J), and (K) shall be proportionately adjusted for dividends and other distributions payable in and for subdivisions and combinations of shares of Common Stock.

     "Exercise Price" shall mean the exercise price of a Warrant, which shall be $.01 per Warrant.

     "Expiration Date" shall mean, with respect to any Warrant issued hereunder, 5:00 p.m., New York time, on the tenth anniversary of the date on which such Warrant became exercisable.

     "Indebtedness" shall mean, collectively but without duplication, (a) all indebtedness, obligations or other liabilities for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof, (b) all indebtedness outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (and any extensions or renewals thereof), notwithstanding that any such indebtedness is created within one year of the expiration of such agreement; and (c) the principal component of Capital Lease Obligations, in each case calculated on a consolidated basis for Issuer and its Subsidiaries in accordance with GAAP.

     "Mandatory Exchange" shall have the meaning given to such term in subsection 16(c).

     "Mandatory Redemption" shall have the meaning given to such term in subsection 16(a)(i).

     "Non-Attributable Stock" shall mean shares of Common Stock or Convertible Preferred Stock which have been previously sold, or were issued pursuant to the exercise of Warrants which were previously sold, either (a) in a widely dispersed public offering; (b) in a private placement in which no purchaser, individually or in concert with others, acquired Warrants, Common Stock, Convertible Preferred Stock or any combination thereof, representing (upon conversion, in the case of the Convertible Preferred Stock, and upon exercise for Common Stock, in the case of the Warrants) more than 2% of the outstanding Common Stock; (c) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act or (d) into the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0% of the shares outstanding of the Issuer in any six month period.

     "Non-Public Warrant Shares" shall mean Warrant Shares that have not been sold to the public and bear the legend set forth in subsection 14(b).

     "Non-Surviving Combination" shall mean any merger, consolidation or other business combination by the Issuer with one or more Persons in which the Issuer is not the survivor, or a sale of all or substantially all of the assets of the Issuer to one or more such other Persons.

     "Operating Cash Flow" shall mean, for any period for which the same is computed, the sum of (i) the Issuer's and its Subsidiaries' consolidated net income (loss) for such period, plus (ii) the Issuer's and its Subsidiaries' interest expense for such period, plus (iii) the Issuer's and its Subsidiaries' depreciation and amortization for financial reporting purposes for such period, plus (iv) the Issuer's and its Subsidiaries' income tax expense for such period, computed in each case on a consolidated basis in accordance with generally accepted accounting principles.

     "Put Closing Date" shall have the meaning given to such term in subsection 16 (a)(iii).

     "Put Period" shall mean the period commencing on November 30, 2001 and ending at 5:00 p.m., New York time, on the Expiration Date; provided that in the event that, on or before November 30, 2001, all indebtedness outstanding under the Loans has been repaid in full and all loan commitments under the Loan Agreement have been terminated, said period shall commence on the date of said repayment of indebtedness and termination of loan commitments.

     "Put Price" shall have the meaning given to such term in subsection
16(a)(i).

     "Put Right" shall have the meaning given to such term in subsection
16(a)(i).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

     "Series A Preferred Stock" shall mean the Issuer's Series A Preferred Stock, $.01 par value per share, and shall include any stock into which such Series A Preferred Stock shall have been changed or any stock resulting from any reclassification of such Series A Preferred Stock.

     "Series A Warrants" shall mean the stock purchase warrants issued on May 30, 1997 pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office an aggregate of 412,579 shares of Common Stock or Convertible Preferred Stock (in the percentages and to the extent provided in subsections 6(e) and 6(f) hereof and subject in each case to adjustment as provided in Section 12) at the Exercise Price at any time before 5:00 p.m., New York time, on the Expiration Date.

     "Series B Warrants" shall mean the stock purchase warrants issued pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office an aggregate of 45,000 shares of Common Stock or Convertible Preferred Stock (in the percentages and to the extent provided in subsections 6(e) and 6(f) hereof and subject in each case to adjustment as provided in Section 12) at the Exercise Price at any time before 5:00 p.m., New York time, on the Expiration Date.

     "Series C Issuance Date" shall mean the date on which the Series C Warrants when aggregated with all other capital stock of the Issuer (other than shares of Non-Attributable Stock) currently held or previously held by or currently issuable to Creditanstalt or its Affiliates, would not, upon and giving effect to such issuance, represent in excess of 24.99% of the Equity of the Issuer.

     "Series C Warrants" shall mean the stock purchase warrants issued or to be issued pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office an aggregate of 155,000 shares of Common Stock or Convertible Preferred Stock (in the percentages and to the extent provided in subsections 6(e) and 6(f) hereof and subject in each case to adjustment as provided in Section 12) at the Exercise Price at any time before 5:00 p.m., New York time, on the Expiration Date.

     "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Warrant Agreement shall refer to a Subsidiary or Subsidiaries of the Issuer.

     "Trigger Date" shall have the meaning given to such term in subsection 16(a)(i).

     "Valuation Amount" shall mean, as of any date, the greater of (x) zero or (y) an amount equal to Operating Cash Flow for the most recently ended twelve months preceding the date of determination multiplied by six (6), less the principal amount of Indebtedness of Issuer on such date of determination, plus the aggregate amount of cash and/or cash equivalents held by the Issuer on such date of determination; provided, however, that if the holders exercise their Put Right in connection with the termination of the Loan Agreement and the repayment in full of the Loans thereunder, then, for purposes of this definition, the amount of Indebtedness used to calculate the Valuation Amount shall be the principal amount of Indebtedness outstanding immediately prior to such repayment and termination.

     "Warrant Certificate" shall mean certificate evidencing one or more Warrants, substantially in the form of Exhibit B-1 attached hereto with respect to the Series B Warrants and Exhibit C-1 attached hereto with respect to the Series C Warrants, with such changes therein as may be required to reflect any adjustments made pursuant to Section 12.

     "Warrant Holders" shall mean Creditanstalt or an Affiliate thereof and such other Persons to whom Creditanstalt or an Affiliate thereof transfers Warrants in compliance with the terms of this Warrant Agreement, and for purposes of Section 15 shall include holders of Non-Public Warrant Shares.

     "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 1006 Highland Drive, Silver Spring, Maryland 20910, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

     "Warrant Register" shall mean the register, substantially in the form of Exhibit D attached hereto, maintained by the Issuer at the Warrant Office.

     "Warrant Shares" shall mean the shares of Common Stock or Convertible Preferred Stock issued or issuable upon exercise of the Warrants, or Common Stock issued or issuable upon conversion of the Convertible Preferred Stock, in each case as the number of such shares may be adjusted from time to time pursuant to Section 12 and the provisions of the Issuer's Certificate of Incorporation.

     "Warrants" shall mean the stock purchase warrants issued or issuable pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office an aggregate of 612,579 shares of Common Stock or Convertible Preferred Stock (in the percentages and to the extent provided in subsections 6(e) and 6(f) hereof and subject in each case to adjustment as provided in Section 12) at the Exercise Price at any time after the issuance of such Warrant and before 5:00 p.m., New York time, on the Expiration Date; individually, a "Warrant."

     (b) For all purposes of this Warrant Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) "Herein," "hereof" and "hereunder" and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision;

          (ii) Any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender as appropriate;

          (iii) The exhibits and schedules to this Warrant Agreement shall be deemed an integral part of this Warrant Agreement;

          (iv) Except as specifically set forth in such representation, each of the representations and warranties of the Issuer in Section 3 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation of the Issuer in Section 3 or otherwise;

          (v) All references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person, the Issuer or any Subsidiary shall apply to such Person, the Issuer or such Subsidiary, as the case may be, whether such action is taken directly or indirectly; and

          (vi) All references herein to actions by the Issuer or any Subsidiary (including, without limitation, actions denoted by terms such as "create," "sell," "transfer" or "dispose of") mean such action whether voluntary or involuntary, by operation of law or otherwise.

     Section 2. Issuance of Warrants. The Issuer hereby agrees to issue and deliver to Creditanstalt or, at the option of Creditanstalt, an Affiliate thereof, the Warrants and one or more Warrant Certificates evidencing the Warrants as set forth in this Section 2. No payment shall be required from Creditanstalt or its Affiliate in consideration of its receipt of the Warrants.

     (a) On the Closing Date, Issuer shall issue to Creditanstalt the Series B Warrants entitling Creditanstalt to purchase from the Issuer an aggregate of 45,000 shares of Common Stock or Convertible Preferred Stock, which Series B Warrants shall be immediately exercisable.

     (b) On the Series C Exercise Date, Issuer shall issue to Creditanstalt the Series C Warrants entitling Creditanstalt to purchase from the Issuer an aggregate of 155,000 shares of Common Stock or Convertible Preferred Stock, which Series C Warrants shall be exercisable only upon such issuance.

     Section 3. Representations and Warranties. The Issuer hereby represents and warrants to Creditanstalt, for the benefit of Creditanstalt and any other Warrant Holder, as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

     (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon the exercise of the Warrants and the issuance of Common Stock upon conversion of the Convertible Preferred Stock have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or the Issuer's Certificate of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound.

     (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer and
(ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, and the Common Stock, when issued upon conversion of the Convertible Preferred Stock in accordance with the terms of the Issuer's Certificate of Incorporation relating to the Convertible Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock and Convertible Preferred Stock, as applicable, with no personal liability attaching to the ownership thereof.

     (d) The Issuer has authorized capital stock consisting of 10,000,000 shares of Common Stock, par value $.01 per share, of which 3,640,174 shares are issued and outstanding and 2,000,000 shares of Preferred Stock, par value $.01 per share, of which 450,000 shares are designated as Series A Preferred Stock, of which 231,800 shares are issued and outstanding, and 1,400,000 shares are designated as Series B Preferred Stock, none of which are issued and outstanding. Except as set forth on Schedule I hereto, there are no outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Issuer may be or become obligated to issue, sell or transfer shares of its capital stock of other securities. The Convertible Preferred Stock has no voting rights, except as required by law, and is convertible on a share-for-share basis into Common Stock of the Issuer. To the Issuer's best knowledge, other than the Stockholder Agreement dated May 30, 1997 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Issuer, Daniel J. Klein, Jamie Blech, Martin F. Kandl and Haeyoung Kandl, Stanley Nice, John Clement, Creditanstalt, FF-ITP, L.P. and subsequent stockholders, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Issuer or any Subsidiary.

     (e) Except as set forth on Schedule II hereto, no holder of securities of the Issuer has any right to the registration of such securities under the Securities Act and any applicable state securities law.

     (f) Each of the Subsidiaries of the Issuer is listed on Schedule III to this Warrant Agreement. All outstanding shares of capital stock of such Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Issuer free and clear of all Liens, options or claims of any kind. There are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which Subsidiary of the Issuer may become obligated to issue, sell or transfer shares of its capital stock or other securities.

     Section 4.     Registration, Transfer and Exchange of Certificates.

     (a) The Issuer shall maintain, at the Warrant Office, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Issuer shall register the Warrants and Warrant Certificates in the Warrant Register in the name of Creditanstalt or an Affiliate thereof, as the case may be. The Issuer may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holders thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     (b) Subject to Section 14, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be canceled. If less than all the Warrants evidenced by Warrant Certificates surrendered for transfer are to be transferred, new Warrant Certificates shall be issued to the holder surrendering such Warrant Certificates evidencing such remaining number of Warrants.

     (c) Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

     (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in subsection 14(b) each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in subsection 14(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

     Section 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. The Issuer acknowledges that a written indemnity by Creditanstalt or, if an Affiliate of Creditanstalt is the holder of such lost, stolen or destroyed Warrant Certificate, by such Affiliate, shall be satisfactory to the Issuer for such purpose. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in subsection 14(b) if the Warrant Certificate for which such substitution was made bore such legend.

     Section 6.     Duration and Exercise of Warrants.

     (a) A Warrant evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after the issuance of such Warrant, and on or before 5:00 P.M., New York time, on the Expiration Date.

     (b) Subject to the provisions of this Warrant Agreement, the Warrants evidenced by a Warrant Certificate may be exercised by the registered holder thereof by the surrender of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof or attached thereto duly completed and signed, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America and/or by surrender to the Issuer of shares of Common Stock then owned by the Warrant Holder and valued for purposes hereof at their Current Market Price Per Share at the time of exercise. In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant Holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times (the "Conversion Right"), into Warrant Shares, by surrendering to the Issuer the Warrant Certificate evidencing the Warrants to be converted, accompanied by the form of conversion notice on the reverse thereof or attached thereto which has been duly completed and signed. Upon exercise of the Conversion Right, the Issuer shall deliver to the Warrant Holder (without payment by the Warrant Holder of any Exercise Price) that number of Warrant Shares which is equal to the quotient obtained by dividing (x) the value of the number of Warrants being converted at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for all such Warrants immediately prior to the exercise of the Conversion Right from the aggregate current market price (determined on the basis of the Current Market Price Per Share) of that number of Warrant Shares purchasable upon exercise of such Warrants immediately prior to the exercise of the Conversion Right (taking into account all applicable adjustments pursuant to Section 12, including without limitation any adjustments which would be made pursuant to subdivision
(7) of subsection 12(c) upon exercise of the Warrants being converted) by (y) the Current Market Price Per Share of one share of Common Stock (or the number of shares of Common Stock into which one share of Convertible Preferred Stock can be converted if the Warrants are being converted into Convertible Preferred Stock) immediately prior to the exercise of the Conversion Right. Any references in this Warrant Agreement to the "exercise" of any Warrants, and the use of the term "exercise" herein, shall be deemed to include (without limitation) any exercise of the Conversion Right. Any exercise of a Warrant hereunder may be made subject to the satisfaction of one or more conditions (including, without limitation, the consummation of a sale of the capital stock of the Issuer or a merger or other business combination involving the Issuer) which are set forth in a writing which is made a part of or is appended to the aforementioned form of election to purchase or conversion notice (as the case may be) by the Warrant Holder.

     (c) Upon exercise of any Warrants hereunder, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holders of such Warrants and in such name or names as such registered holders may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Persons so designated to be named therein shall be deemed to have become holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.

     (d)  If less than all of the Warrants evidenced by a Warrant
Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in subsection 14(b) if the Warrant Certificate presented in connection with partial exercise thereof bore such legend unless the transfer restrictions referred to in such legend are no longer applicable pursuant to subsection 14(d). All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

     (e) At the election of a Warrant Holder made at the time of exercise, the Warrant Shares to be issued upon such exercise may be either Common Stock or Convertible Preferred Stock (or a combination thereof), provided that the Warrant Holder shall not have the right to have issued to it upon exercise Common Stock which, when aggregated with all other shares of Common Stock (other than shares of Non-Attributable Stock) currently or previously held by or currently issuable without restriction to the Warrant Holder, will exceed 4.99% of the then outstanding Common Stock unless such Warrant Holder certifies that such Warrants have previously been transferred either (i) in a widely dispersed public offering of the Warrants, or (ii) in a private placement in which no purchaser, individually or in concert with others, would have acquired more than 2% of the outstanding Common Stock if the Warrants so transferred had been exercised for Common Stock, or (iii) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act, or
(iv) into the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0% of the shares outstanding of the Issuer in any six month period; provided further that if the Warrant Holder is a bank or an Affiliate of a bank subject to the provisions of the Bank Holding Company Act of 1956, as amended, such Common Stock, together with all other shares of Common Stock currently or previously held by or currently issuable without restriction to such Warrant Holder and its Affiliates (not including Non-Attributable Stock), will not exceed 4.99% of the then outstanding Common Stock. In the event two or more Warrant Holders attempt to exercise Warrants for Common Stock simultaneously and, if permitted, such exercises would cause the 4.99% limitation to be exceeded, then the Issuer shall notify the Warrant Holders who had attempted to exercise Warrants for Common Stock and each such Warrant Holder shall be entitled to exercise for

Common Stock only such number of Warrants as shall equal the product of (i) the number of Warrants the Warrant Holder sought to exercise for Common Stock times (ii) a fraction, the numerator of which is the maximum number of Warrants which may be exercised for Common Stock without exceeding the 4.99% limitation and the denominator of which is the maximum number of Warrants sought to be exercised for Common Stock by such Warrant Holders.

     (f) Notwithstanding the foregoing provisions of this Section 6, in no event shall any Warrant be exercisable for shares of Common Stock or Convertible Preferred Stock which, when aggregated with all other capital stock of the Issuer (other than shares of Non-Attributable Stock) currently held or previously held by or currently issuable without restriction to Creditanstalt or its Affiliates, would, upon issuance, represent in excess of 24.99% of the Equity of the Issuer unless such shares, when issued, would constitute Non-Attributable Stock.

     Section 7. No Fractional Shares. The Issuer shall not be required to issue fractional shares of Common Stock or Convertible Preferred Stock upon exercise of the Warrants but shall pay for any such fraction of a share an amount in cash equal to the then Current Market Price Per Share of one share of Common Stock multiplied by such fraction.

     Section 8. Payment of Taxes. The Issuer will pay all taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants, provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     Section 9.     Stockholder Rights.

     (a) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Issuer or any other matter, or any rights whatsoever as a stockholder of the Issuer.

     (b) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as imposing any obligation on the registered holders thereof to purchase any securities or as imposing any liabilities on such holders as stockholders of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

     Section 10. Reservation and Issuance of Warrant Shares; Certain Corporate Actions.

     (a) The Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants and conversion of the Convertible Preferred Stock, the number of shares of Common Stock and Convertible Preferred Stock deliverable upon exercise of all outstanding Warrants and conversion of Convertible Preferred Stock.

     (b) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement and the Issuer's Certificate of Incorporation, be fully paid and nonassessable and free from all taxes (except as otherwise contemplated in Section 8 hereof) with respect to the issuance thereof and from all liens, charges and security interests (other than any created by or on behalf of any Warrant Holder).

     (c) So long as any Warrants are outstanding, the Issuer shall make no amendment of its Certificate of Incorporation which would affect the authorization, dividend, put, voting, liquidation, conversion, exchange or notice rights or additional remedies provisions of the Convertible Preferred Stock without the written consent of all of the Warrant Holders.

     (d) The Issuer will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrant Certificates. Without limiting the generality of the foregoing, the Issuer (i) will not permit the par value or the determined or stated value of any shares of the Issuer's Common Stock or Convertible Preferred Stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of the Issuer's Common Stock or Convertible Preferred Stock (as the case may be), upon the exercise of the Warrants from time to time outstanding, including, without limitation, amending its Certificate of Incorporation to reduce or eliminate the par value of the Common Stock, (iii) will not take any action which results in an adjustment in the number of Warrant Shares obtainable upon the exercise of any Warrants if the total number of shares of the Issuer's Common Stock (or other securities) issuable after such action upon the exercise of all of the then-outstanding Warrants would exceed the total number of shares of the Issuer's Common Stock (or other securities) then authorized by the Issuer's Certificate of Incorporation and available for purpose of issuance upon such exercise, (iv) will not have any authorized Common Stock other than its existing authorized Common Stock, and (v) will not amend its Certificate of Incorporation to change any terms of its Common Stock.

     (e) If the Issuer proposes, prior to the Expiration Date, to enter into a transaction that would constitute a Non-Surviving Combination, if consummated, the Issuer shall give written notice thereof to each of the Warrant Holders promptly after an agreement is reached with respect to the Non-Surviving Combination but in any event no less than thirty (30) days prior to the consummation thereof. Such notice shall describe the proposed transaction in reasonable detail and specify the consideration to be received by the Warrant Holders in respect thereto and/or any adjustment to be made to the number of Warrant Shares obtainable upon the exercise of the Warrants as a result of such Non-Surviving Combination. The Issuer shall also furnish to each Warrant Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders. The Issuer agrees that it will not enter into an agreement providing for a Non-Surviving Combination or effect any such Non-Surviving Combination unless the party to such transaction that is the surviving entity thereof or the purchaser or purchasers of substantially all of the assets of the Issuer (the "Survivor") (i) shall be obligated to distribute or pay to each Warrant Holder, upon payment of the Exercise Price prior to the Expiration Date, the number of shares of stock or other securities or other property (including any cash) of the Survivor that would have been distributable or payable on account of the Warrant Shares if such Warrant Holder's Warrants had been exercised immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor), as such number of shares or other securities or other property may thereafter be adjusted pursuant to Section 12 of this Warrant Agreement and (ii) shall assume by written instrument all of the obligations of the Issuer under this Warrant Agreement.

     Section 11. Obtaining of Governmental Approvals and Stock Exchange Listings. Subject, in the case of any registration under the Securities Act, to the limitations set forth in Section 15, the Issuer will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which are or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares and all action which may be necessary so that such Warrant Shares, immediately upon their issuance upon the exercise of Warrants and conversion of the Convertible Preferred Stock, will be listed on each securities exchange, if any, on which the Common Stock and/or Convertible Preferred Stock is then listed.

     Section 12.    Adjustment of Number of Warrant Shares Purchasable.

     (a)  The number of shares of Common Stock or Convertible Preferred
Stock purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this
Section 12 at any time or from time to time after the date hereof and prior to the Expiration Date.

     (b) If the Issuer shall (i) declare a dividend on the Common Stock or Convertible Preferred Stock in shares of its capital stock (whether shares of Common Stock, Convertible Preferred Stock or of capital stock of any other class), (ii) split or subdivide the outstanding Common Stock or Convertible Preferred Stock or (iii) combine the outstanding Common Stock or Convertible Preferred Stock into a smaller number of shares, each Warrant outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter entitle the holder of such Warrant to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and, if a dividend which is declared is not paid, each Warrant outstanding shall again entitle the holder thereof to receive the number of shares of Common Stock or Convertible Preferred Stock as would have been the case had such dividend not been declared. If at any time, as a result of an adjustment made pursuant to this subsection 12(b), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Issuer other than shares of Common Stock and Convertible Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 12, and the provisions of this Warrant Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

     (c) If the Issuer shall issue any shares of Common Stock without consideration or at a price per share less than the Current Market Price Per Share of the Common Stock as at the date of such issuance, including any shares of Common Stock deemed to have been issued pursuant to this subsection 12(c) but excluding any Exempted Securities, each Warrant outstanding on the date of such issuance shall thereafter entitle the holder of such Warrant to receive a number of shares of Common Stock or Convertible Preferred Stock equal to the product of (i) the number of shares of Common Stock or Convertible Preferred Stock to which the holder of such Warrant was entitled immediately prior to such issuance and (ii) the quotient that is obtained by dividing:

          (X) the total number of shares of Common Stock outstanding immediately after such issuance (including any shares of Common Stock deemed to have been issued pursuant to this subsection 12(c))

          by

          (Y)  the sum of

               (i) the number of shares of Common Stock outstanding immediately prior to such issuance plus

               (ii) the number of shares of Common Stock which the aggregate consideration received (or deemed to be received) by the Issuer upon such issuance would purchase at such Current Market Price Per Share.

For purposes of any adjustment of the number of shares of Common Stock or Convertible Preferred Stock obtainable upon the exercise of any Warrants pursuant to this subsection 12(c), the following provisions shall be applicable:

          (1) In the case of the issuance of Common Stock for cash, the consideration therefor shall be deemed to be the amount of cash paid therefor, without deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Issuer in connection with the issuance or sale thereof.

          (2) In the case of the issuance of Common Stock for a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by agreement between the holders of a majority of the Warrants outstanding and the Issuer or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Issuer and reasonably acceptable to the holders of a majority of the Warrants outstanding (in either case the cost of which engagement will be borne by the Issuer). In the case of any issuance of Common Stock upon the exercise of any warrants, options or other rights or the conversion or exchange of any convertible or exchangeable securities, the aggregate consideration received by the Issuer upon such issuance shall be deemed to include the consideration, if any, received by the Issuer as consideration for the issuance of such warrants, options or rights or such convertible or exchangeable securities (excluding any cash received on account of accrued interest or accrued dividends) and, in the case of any conversion or exchange of securities, shall not include any amount attributable to the converted or exchanged securities. If any warrant, option or right to purchase or subscribe for any Common

Stock or convertible securities is issued in connection with the issuance or sale of other securities by the Issuer, together comprising one integrated transaction in which no specific consideration is allocated to such warrant, option, right or security, such warrant, option, right, or security shall be deemed to have been issued for no consideration.

          (3) If (a) the Issuer shall issue warrants or options to purchase or rights to subscribe for Common Stock other than Exempted Securities, and (b) the consideration, if any, received by the Issuer as consideration for the issuance of such warrants, options or rights plus the minimum aggregate consideration required to be paid upon exercise of such warrants, options or rights (the amount of such consideration to be determined in each case as set forth above) shall be less than the product of the Current Market Price Per Share on the date of such issuance multiplied by the maximum number of shares of Common Stock deliverable upon such exercise, then such aggregate maximum number of shares shall be deemed to have been issued at the time such warrants, options or rights were issued and for a consideration equal to such minimum aggregate consideration.

          (4) If (a) the Issuer shall issue (i) securities (other than Exempted Securities) which are by their terms convertible into or exchangeable for Common Stock or (ii) warrants or options to purchase or rights to subscribe for any such convertible or exchangeable securities, and (b) the consideration received by the Issuer for any such securities or any such warrants, options or rights (excluding any cash received on account of accrued interest or accrued dividends) plus the minimum aggregate consideration (not including any amount attributed to the converted or exchanged securities), if any, to be received by the Issuer upon the conversion or exchange of such securities or upon the exercise of such warrants, options or rights and the conversion or exchange of the securities received upon such exercise, as the case may be (the amount of such consideration to be determined in each case as set forth above) shall be less than the product of the Current Market Price Per Share on the date of such issuance multiplied by the maximum number of shares deliverable upon conversion of or in exchange for such convertible or exchangeable securities or upon the exercise of any such warrants, options or rights and subsequent conversion or exchanges thereof, then such securities, warrants, options or rights shall be deemed to have been exercised and/or converted or exchanged, and the aggregate maximum number of shares of Common Stock shall be deemed to have been issued at the time such securities, warrants, options or rights were issued for a consideration equal to such minimum aggregate consideration.

          (5) Upon any reduction in the exercise price of Common Stock deliverable upon exercise of any of such warrants, options or rights as are referred to in this subsection 12(c) or any reduction in the amount of consideration required to be paid or the conversion or exchange price or ratio payable upon conversion or exchange of any of such convertible or exchangeable securities, in each case other than a change resulting from any antidilution provisions thereof which are no more favorable in such instance to the holder thereof than the provisions of this Section 12 are to the Warrant Holders, (i) if an adjustment shall previously have been made pursuant to this subsection 12(c) in respect of such warrants, options or rights or such securities, the number of shares of Common Stock or Convertible Preferred Stock obtainable upon the exercise of the Warrants shall forthwith be readjusted to such number of shares as would have obtained had the adjustment made upon the issuance of such warrants, options, rights or securities as have not been exercised, converted or exchanged prior to such change (or any prior adjustment made pursuant to this subdivision (5)) been made upon the basis of such change, and (ii) if an adjustment has not previously been made pursuant to this subsection 12(c) in respect of such options or rights or such securities, then such warrants, options or rights or such securities shall be deemed to have been granted or issued (as the case may be) for purposes of this subsection 12(c) as of the date of such reduction, and any adjustments required to be made pursuant to this subsection 12(c) as a result of such deemed grant or issuance shall forthwith be made effective as of such date.

          (6) All grants or issuances of options or other rights to acquire shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) issued to any officer, director or employee of the Issuer or of any Subsidiary of the Issuer or to members of the immediate family of any of them ("Management Options"), and all issuances of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) under or pursuant to such Management Options shall, for purposes of subsection 12(c), be deemed to be granted and issued for no consideration except to the extent cash or notes are paid therefor.

          (7) If and when any Warrants shall be exercised as set forth herein, (i) if there shall be any outstanding warrants (other than the Warrants) or options to purchase or rights to subscribe for shares of Common Stock or any outstanding warrants (other than the Warrants) or options to purchase or rights to subscribe for or securities which are by their terms convertible into or exchangeable for Common Stock which in each case would, if issued on the date of such Warrant exercise, result in an adjustment pursuant to either of subdivisions (3) or (4) of this subsection 12(c), then such warrants or options shall be deemed to have been exercised in full immediately prior to the exercise of such Warrants for a consideration equal to the consideration, if any, received by the Issuer upon the issuance of such options or rights plus the minimum aggregate consideration required to be paid upon exercise of such options or rights (the amount of such consideration to be determined in each case as set forth above), and (ii) if there shall be any outstanding securities which are by their terms convertible into or exchangeable for Common Stock at the time of such warrant exercise or at any time thereafter which in each case would, if issued on the date of such Warrant exercise, result in an adjustment pursuant to subdivision (4) of this subsection, then such securities shall be deemed to have been converted or exchanged in full immediately prior to the exercise of such Warrants for a consideration equal to the aggregate consideration received by the Issuer for any such securities plus the minimum aggregate consideration (not including any amount attributed to the converted or exchanged securities), if any, required to be paid upon the conversion or exchange of such securities (the amount of such consideration to be determined in each case as set forth above); provided that any adjustment made pursuant to this subdivision (7) of subsection 12(c) shall only be made with respect to such Warrants as are then being exercised.

          (8) Shares of Common Stock owned by or held for the account of the Issuer or any majority-owned Subsidiary shall not be deemed outstanding for the purpose of any computation made pursuant to this subsection 12(c).
Any adjustment required to be made pursuant to this subsection 12(c) shall be made successively whenever the date of issuance or deemed issuance of any such Common Stock or any such options, rights or convertible or exchangeable securities is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed) and, in the event that (A) such shares or options, rights, warrants or convertible or exchangeable securities are not so issued, or (B) any such option, right, warrant or convertible or exchangeable security (or the conversion or exchange right thereunder) expires according to its terms without having been exercised, converted or exchanged, each Warrant outstanding shall, as of the date of cancellation of such issuance in the case of clause (A) above and the date of such expiration in the case of clause (B) above, entitle the holder thereof to receive the number of shares of Common Stock or Convertible Preferred Stock as would have been the case had the date of such issuance of such unissued options, rights, warrants or convertible or exchangeable securities not been fixed or such expired options, rights, warrants or convertible or exchangeable securities not been issued, as the case may be. If any adjustment is made pursuant to either of subdivisions (3) or (4) of this subsection 12(c) upon the granting or issuance of any warrants, options or other rights or any convertible or exchangeable securities or any adjustment or readjustment is made pursuant to subdivision (5) of this subsection 12(c), then any adjustment required to be made hereunder upon the exercise of any such warrants, options or other rights or upon the exchange or conversion of any such convertible or exchangeable securities (including any deemed exercise, conversion or exchange pursuant to subdivision (7) of this subsection 12(c)) shall be made only to the extent that the number of shares of Common Stock or Convertible Preferred Stock purchasable upon the exercise of a Warrant shall not previously have been increased pursuant to this subsection 12(c) upon such grant or issuance (or upon such adjustment or readjustment made pursuant to subdivision (5) of this subsection 12(c), if applicable).

     (d) In case the Issuer shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Issuer is the continuing corporation) of evidences of its indebtedness, cash or other assets, each Warrant outstanding on the date of such distribution shall thereafter entitle the holder of such Warrant to receive a number of shares of Common Stock and Convertible Preferred Stock equal to the product of (i) the number of shares of Common Stock and Convertible Preferred Stock to which the holder of such Warrant was entitled immediately prior to such date of distribution and (ii) a fraction of which the numerator shall be the then Current Market Price Per Share of Common Stock on such date and of which the denominator shall be the then Current Market Price Per Share of Common Stock on such date less the fair market value, as determined by agreement between the holders of a majority of the Warrants and the Issuer or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Issuer and reasonably acceptable to the holders of a majority of the Warrants (in either case the cost of which engagement will be borne by the Issuer) of the portion of the assets or evidences of indebtedness, or the portion of the cash, so to be distributed applicable to one share of then-outstanding Common Stock. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed) and, if such distribution is not so made, each Warrant outstanding shall again entitle the holder thereof to receive the number of shares of Common Stock and Convertible Preferred Stock as would have been the case had such date of distribution not been fixed.

     (e) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation, each Warrant shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be exercisable upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 12 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants.

     (f) If any event occurs, as to which, in the good faith opinion of the Board of Directors of the Issuer, the other provisions of this Section 12 are not strictly applicable or (if strictly applicable) would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the number of shares of Common Stock or Convertible Preferred Stock purchasable upon the exercise of each Warrant from that which would otherwise be determined pursuant to this Section 12.

     (g) No adjustment in the number of Warrant Shares purchasable shall be required unless such adjustment would require an increase or decrease in the aggregate number of Warrant Shares purchasable of at least 1%, provided that any adjustments which by reason of this subsection 12(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

     (h) Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

     (i) If any question shall at any time arise with respect to the number of Warrant Shares purchasable following any adjustment pursuant to this
Section 12, such question shall be determined by agreement between the holders of a majority of the Warrants and the Issuer or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Issuer (in either case the cost of which engagement will be borne by the Issuer) and reasonably acceptable to the Issuer and the holders of a majority of Warrants and such determination shall be binding upon the Issuer and the holders of the Warrants.

     (j)  Anything in this Section 12 to the contrary notwithstanding:

          (1) the Issuer shall be entitled to make such increases in the number of Warrant Shares purchasable upon the exercise of each Warrant, in addition to those adjustments required by this Section 12, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash or any shares of Common Stock at less than the Current Market Price Per Share, or any issuance wholly for cash or shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock or any stock dividend, or any issuance of rights, options or warrants referred to hereinabove in this Section 12, hereinafter made by the Issuer to the holders of its Common Stock shall not be taxable to them; and

          (2) no adjustment in the number of Warrant Shares purchasable shall be required in the event the Issuer pays a cash dividend to holders of Common Stock and/or Convertible Preferred Stock; provided that the Issuer also pays a cash dividend to all holders of Warrants which dividend shall be calculated as if the Warrants had been exercised.

Section 13.    Notices to Warrant Holders; Notices of Issuances and Dividends.

     (a) Upon any adjustment of the number of Warrant Shares purchasable upon exercise of a Warrant pursuant to Section 12, the Issuer shall promptly but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register by registered mail, postage prepaid, return receipt requested a certificate signed by its chairman, president or chief financial officer setting forth the number of Warrant Shares purchasable upon exercise of a Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

     (b)  In the event:

          (i) that the Issuer shall authorize the issuance to all holders of Common Stock or Convertible Preferred Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants; or

          (ii) that the Issuer shall authorize the distribution to all holders of Common Stock or Convertible Preferred Stock of evidences of its indebtedness or assets (including, without limitation cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock or Convertible Preferred Stock); or

          (iii) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

          (v) that the Issuer proposes to take any other action which would require an adjustment in the number of Warrant Shares or other securities or assets to which each Warrant Holder is entitled pursuant to
Section 12;

then the Issuer shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register at least 20 calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date is specified, 20 calendar days prior to the taking of any action referred to in clauses (i) through (v) above, by registered mail, postage prepaid, return receipt requested, a written notice stating (i) the date as of which the holders of record of Common Stock or Convertible Preferred Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, or (iii) the date on which such other action is to be effected, and the date as of which it is expected that holders of record of Common Stock or Convertible Preferred Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action referred to above, or the vote upon any such action.

     (c) Prior to the expiration or exercise of all outstanding Warrants, the Issuer shall furnish to each Warrant Holder:

          (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, either (A) a copy of the Issuer's Annual Report on Form 10-K (or any successor form) and any documents incorporated by reference into such form for the prior fiscal year, as filed with the Commission under the Exchange Act, or (B) a copy of the consolidated balance sheet of the Issuer and its consolidated Subsidiaries as at the end of such year and the related consolidated statement of income and retained earnings and of cash flow for such year, setting forth in each case in comparative form the figures for the previous year certified by certified independent public accountants not unacceptable to Creditanstalt, and the consolidated balance sheet of the Issuer and its consolidated Subsidiaries as at the end of such fiscal year, showing inter-company eliminations, and the related consolidating statements of income and retained earnings and changes in financial position of the Issuer and its consolidated Subsidiaries for such year, showing inter-company eliminations, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a firm of nationally recognized independent certified public accountants;

          (ii) as soon as available but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Issuer, either (A) a copy of the Issuer's Quarterly Report on Form 10-Q (or any successor form) for the preceding fiscal quarter, as filed with the Commission under the Exchange Act, or (B) the unaudited consolidated balance sheet of the Issuer and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flow of the Issuer and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the same period of the previous fiscal year, reviewed by independent certified public accountants and certified by the chief financial or accounting officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (iii) promptly after the sending or filing thereof, as the case may be, copies of any reports, certificates, budgets, definitive proxy statements or financial statements which Issuer sends to its stockholders and copies of any regular periodic and special reports or registration statements which Issuer files with the Commission (or any governmental agency substituted therefor), including, but not limited to, any report or registration statement which Issuer files with any national securities exchange;

          (iv) no later than April 30 of each year, a certificate of the chairman, president or chief financial officer of the Issuer setting forth the number of Warrant Shares purchasable upon exercise of a Warrant as of the end of the preceding fiscal year and a description in reasonable detail of any adjustments in such number during the preceding fiscal year;

all such financial statements to be prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein (except as approved by such accountants and officer and disclosed therein). So long as the Loan Agreement remains in effect, compliance by the Issuer with the provisions of Section 7.2 thereof shall be deemed to be compliance with subsections 13(c)(i) and 13(c)(ii).

     Section 14.    Restrictions on Transfer.

     (a) Each of Creditanstalt and its Affiliates who are issued Warrants pursuant to this Agreement (i) represents that it is an "accredited investor" within the meaning of the Securities Act and the rules and regulations promulgated thereunder, (ii) represents that it has received adequate information about the Issuer to determine the advisability of a purchase of the Issuer's securities, (iii) represents that it is acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, except in any case pursuant to the registration of such Warrants or Warrant Shares under the Securities Act or pursuant to a valid exemption from such registration requirement, (iv) acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act and (v) agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein and that it will cause any transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein, provided that the Warrant Holders may sell the Warrants or the Warrant Shares purchased upon exercise of the Warrants and issued on conversion of the Convertible Preferred Stock in one or more private transactions not requiring registration under the Securities Act, as provided in Section 14(c) below.

     (b) Except as provided in subsection 14(d) hereof each Warrant Certificate and each certificate for the Warrant Shares issued to Creditanstalt or an Affiliate thereof or to a subsequent transferee thereof pursuant to subsection 14(c) shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), provided that such legend shall not be required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in subsection 14(c) is to the further effect that neither such legend nor the restrictions on transfer in this Section 14 are required in order to ensure compliance with the Securities Act:

     THE WARRANTS AND SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE AMENDED AND RESTATED WARRANT AGREEMENT, DATED AS OF DECEMBER 16, 1997 (AS SUCH AGREEMENT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME), BETWEEN THE ISSUER AND CREDITANSTALT CORPORATE FINANCE, INC., A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     (c) Prior to or promptly after any assignment, transfer or sale of any Warrant or any Warrant Shares (other than a transfer among Creditanstalt and/or its Affiliates), the holder thereof shall give written notice to the Issuer of such holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale and the identity of the proposed transferee. Each holder wishing to effect such a transfer of any Warrant or Warrant Shares shall also furnish to the Issuer an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein and, unless the transferee is an Affiliate of such holder, a written opinion of such holder's counsel, in form reasonably satisfactory to the Issuer, to the effect that the proposed transfer may be effected without registration under the Securities Act.

     (d) The restrictions set forth in this Section 14 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares which are registered under the Securities Act or upon receipt by the Issuer of an opinion of counsel, in form reasonably satisfactory to the Issuer, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the transfer of the Warrants and the Warrant Shares; provided, however, that after two (2) years from the date of issuance of any Warrants (or such shorter period as may be provided by Rule 144(k) promulgated under the Securities Act), such restrictions will automatically terminate (without the necessity of any opinion of counsel) as to such Warrants and as to any Warrant Shares issued in respect of such Warrants upon exercise of the Conversion Right set forth in subsection 6(b) above. Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Issuer, without expense (other than transfer taxes, if any), Warrant

Certificates or certificates for such Warrant Shares not bearing the legend set forth in subsection 14(b) at which time the Issuer will rescind any transfer restrictions relating thereto.

     (e) With a view to making available to Creditanstalt and its Affiliates and subsequent holders of the Warrant Shares the benefits of certain rules and regulations of the Securities and Exchange Commission (including, without limitation, Rules 144 and 144A under the Securities Act) which may permit the sale of Warrants and Warrant Shares to the public or certain other institutions without registration, the Issuer agrees to take any and all such actions as may be required of it to make available to Creditanstalt and its Affiliates and such subsequent holders such benefits, including without limitation, to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act; and

          (iii) so long as Creditanstalt or an Affiliate thereof owns any Warrants or Warrant Shares, furnish to Creditanstalt forthwith upon request a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 or any successor provision thereto, and of the Securities Act and the Exchange Act, (to the extent not previously furnished to Creditanstalt under subsection 13(d)) a copy of the most recent annual or quarterly report of the Issuer filed with the Commission, in each case from and after the date the Issuer first becomes subject to the provisions of
Section 13 or 15(d) of the Exchange Act, and such other reports and documents of the Issuer and other information in the possession of or reasonably obtainable by the Issuer as Creditanstalt and its Affiliates and subsequent holders of the Warrants may reasonably request in availing itself of any rule or regulation of the Commission allowing Creditanstalt and its Affiliates and subsequent holders of the Warrants to sell any such securities without registration.

     Section 15.    Registration.

     (a)  (i)  Upon the written demand of any Warrant Holder to the Issuer
(a "Demand") at any time and from time to time after the Closing Date requesting that the Issuer effect the registration under the Securities Act of Warrants or Non-Public Warrant Shares of such Warrant Holder, the Issuer will promptly give written notice (a "Demand Notice") of such Demand to all other Warrant Holders. Each other Warrant Holder may request that the Issuer effect the registration under the Securities Act of additional Warrants or Non-Public Warrant Shares of such Warrant Holder by delivering written notice to the Issuer specifying such number of Warrants or Non-Public Warrant Shares within 20 days of receipt of the Demand Notice. In the event that the Issuer receives requests for the registration under the Securities Act of at least an aggregate of 20% of the Warrants or Non-Public Warrant Shares (or if less than an aggregate of 20% of the Warrants or Non-Public Warrant Shares are outstanding, the remainder of the Warrants and Non-Public Warrant Shares then outstanding) within such 20-day period the Issuer shall give written notice (a "Registration Notice") to all Warrant Holders and holders of unregistered

Equity Warrant Shares that the Issuer will be filing a registration statement pursuant to this subsection 15(a) and will thereupon use its reasonable best efforts promptly to effect the registration under the Securities Act of (i) the Warrants or Non-Public Warrant Shares which Warrant Holders have requested to be registered within 20 days of the Demand Notice, (ii) additional Warrants and Non-Public Warrant Shares which Warrant Holders have requested to be registered within 10 days of the Registration Notice and (iii) unregistered Equity Warrant Shares which the holders thereof have requested to be registered within 10 days of the Registration Notice. Promptly within 20 days of the Registration Notice, the Issuer will notify all Warrant Holders whose Warrants or Non-Public Warrant Shares are to be included in the registration and all holders of unregistered Equity Warrant Shares whose unregistered Warrant Shares are to be included in the registration of the number of additional Warrants, Non-Public Warrant Shares and unregistered Equity Warrant Shares requested to be included therein.

          (ii) If the registration of which the Issuer gives notice pursuant to subsection 15(a)(i) is for an underwritten public offering, only Warrants, Non-Public Warrant Shares and unregistered Equity Warrant Shares which are to be included in the underwriting may be included in such registration, and the selling Warrant Holders shall, after reasonable consultation with the Issuer, have the right to designate the managing underwriter(s) in any such underwritten public offering with the consent of the Issuer (which consent shall not be unreasonably withheld).
Notwithstanding any other provision of this Section 15(a), if the underwriter advises the Warrant Holders and holders of Equity Warrant Shares in writing that marketing factors require a limitation of the number of Warrants, Warrant Shares and Equity Warrant Shares to be underwritten, then (A) the maximum number of Warrants, Warrant Shares and Equity Warrant Shares to be sold pursuant to such registration shall not exceed the maximum number of Warrants, Warrant Shares and Equity Warrant Shares which the managing underwriter then considers, in good faith, to be appropriate based on market conditions and other relevant factors (including pricing) (the "Maximum Number") and (B) if the total quantity of Warrants, Warrant Shares and Equity Warrant Shares desired to be sold exceeds the Maximum Number, the Warrant Holders shall be entitled to include in the offering the full amount of Warrants and Warrant Shares which they desire to include, provided that if the Maximum Number is insufficient to cover the full amount which the Warrant Holders desire to include, the Warrant Holders, as a group, shall be entitled to sell up to the Maximum Number in proportion to the amount of Warrants and Warrant Shares that each proposes to sell. Only after the Warrant Holders have been entitled to include the full amount of Warrants and Warrant Shares which they desire to include shall the holders of Equity Warrant Shares be entitled to sell Equity Warrant Shares up to the Maximum Number, and, if the Maximum Number is insufficient to cover the full amount which the holders of Equity Warrant Shares desire to include, the holders of Equity Warrant Shares shall be entitled to sell up to the Maximum Number in proportion to the amount of Equity Warrant Shares that each proposes to sell. Holders who include Warrants, Warrant Shares or Equity Warrant Shares in a registration pursuant to subsection 15(a) shall bear the cost of any underwriters' discounts and commissions and transfer taxes, if any, relating to their Warrants, Warrant Shares or Equity Warrant Shares which are sold.

     (b) The Issuer is obligated to effect any and all demand registrations under subsection 15(a) and, with respect to each such registration, the Issuer shall bear all expenses other than underwriting discounts and commissions, if any, in connection with registrations, filings or qualifications pursuant to subsection 15(a), including without limitation all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Issuer and the fees and disbursements of one counsel for the selling Warrant Holders, provided that (i) a registration will not constitute a demand registration under subsection 15(a) until it has been declared effective under the Securities Act, and (ii) no Person other than holders of Warrants, Non-Public Warrant Shares and Equity Warrant Shares shall have any right to have securities included in any registration under subsection 15(a).

     (c) If, at any time after the date hereof, the Issuer proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or Form S-4 or such other form as shall be prescribed under the Act for the same purposes), it will at each such time give written notice (which notice shall state the intended method of disposition thereof by the prospective sellers) to all holders of outstanding Warrants and Non-Public Warrant Shares of its intention to do so and the proposed minimum offering price per Warrant or Warrant Shares and upon the written request of any holder thereof given within 10 days after the Issuer's giving of such notice, the Issuer will use its reasonable best efforts to effect the registration of the Warrants and/or Non-Public Warrant Shares which it shall have been so requested to register by including the same in such registration statement all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request. If the registration of which the Issuer gives notice pursuant to this subsection 15(c) is for an underwritten public offering, only Warrants or Non-Public Warrant Shares which are to be included in the underwriting may be included in such registration, and the Issuer shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that (i) the Issuer shall use its best efforts to cause the managing underwriter(s) to include the Warrants or Non-Public Warrant Shares requested to be included in the registration in the underwriting; (ii) if the managing underwriter(s) advises the holders of the Warrants or Non-Public Warrant Shares in writing that the total amount of securities which they and the Issuer intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered for the accounts of all holders or Warrants and Non-Public Warrant Shares shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing underwriter(s) (which amount may be zero, if so recommended by such managing underwriter(s). Any registration statement filed pursuant to this subsection 15(c) may be withdrawn at any time at the discretion of the Issuer.

     (d) If a registration under subsection 15(a) or 15(c) shall be in connection with an underwritten public offering, each holder of Warrants or Non-Public Warrant Shares shall be deemed to have agreed by acquisition of such Warrants or Non-Public Warrant Shares not to effect any sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, of any Warrants or Non-Public Warrant Shares, and to use such holder's reasonable best efforts not to effect any such sale or distribution of any other equity security of the Issuer or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer (other than as part of such underwritten public offering) within seven days before or 90 days after the effective date of such registration statement (and the Issuer hereby also so agrees and agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Issuer purchased from the Issuer at any time other than in a public offering, so to agree).

     (e) As a condition to the inclusion of a holder's Warrants or Non-Public Warrant Shares in any registration statements, each such holder of Warrants or Non-Public Warrant Shares requesting registration thereof will furnish to the Issuer such information with respect to such holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission promptly upon the Issuer's request for such information. Failure of a holder to furnish such information or agreement shall not affect the obligation of the Issuer under this Section 15 to the remaining holders who furnish such information.

     (f) If and whenever the Issuer is required under this Section 15 to use its reasonable best efforts to effect the registration of Warrants or Non-Public Warrant Shares under the Securities Act, the Issuer shall:

          (i) as expeditiously as possible and subject to the limitations set forth in subsections 15(a) and 15(c), prepare and file with the Commission a registration statement on the appropriate form with respect to such Warrants or Non-Public Warrant Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

          (ii) as expeditiously as possible, prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Warrants or Non-Public Warrant Shares and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and usable for resale for a period necessary to complete the distribution of such securities, but in no event in excess of 24 months plus any period during which the holders of Warrants or Warrant Shares are obligated to refrain from selling because the Issuer is required to amend or supplement the prospectus under subsection 15(f)(iv), and to comply with the provisions of the Securities Act with respect to the disposition of all Warrants or Non-Public Warrant Shares covered by such registration statement during such period in accordance with the intended method of disposition of the sellers set forth therein;

          (iii) as expeditiously as possible, furnish to each seller of such Warrants or Non-Public Warrant Shares registered, or to be registered under the Securities Act, and to each underwriter, if any, of such Warrants or Non-Public Warrant Shares such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Warrants or Non-Public Warrant Shares;

          (iv) as expeditiously as possible, notify each seller of such Warrants or Non-Public Warrant Shares if, at any time when a prospectus relating to such Warrants or Non-Public Warrant Shares, is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Warrants or Non-Public Warrant Shares would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act and prepare and furnish to all sellers as promptly as possible, and in any event within ninety (90) days of such notice, a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

          (v) as expeditiously as possible, use its reasonable best efforts to register or qualify such Warrants or Non-Public Warrant Shares under such other securities or blue sky laws of such jurisdictions as such seller shall reasonably request and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the public sale or other disposition in each such jurisdiction of the Warrants or Non-Public Warrant Shares owned by such seller and included in such registration statement, provided that the Issuer shall not be required to consent to the general service of process or to qualify to do business in any jurisdiction where it is not then qualified;

          (vi) use its reasonable best efforts to keep the holders of such Warrants or Non-Public Warrant Shares informed of the Issuer's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement of the following: (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved; (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and (C) of the suspension of the qualification of any Warrants or Non-Public Warrant Shares included in such registration statement for sale in any jurisdiction;

          (vii) make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (viii) cooperate with the sellers of such Warrants or Non-Public Warrant Shares and the underwriters, if any, of such Warrants or Non-Public Warrant Shares; give each seller of such Warrants or Non-Public Warrant Shares, and the underwriters, if any, of such Warrants or Non-Public Warrant Shares and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Issuer with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act and, in the event that Warrants or Non-Public Warrant Shares are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions, including without limitation the furnishing to the underwriters of a customary opinion of independent counsel to the Issuer and a customary "comfort" letter from the Issuer's independent public accountants;

          (ix) provide a CUSIP number for all Warrants and Non-Public Warrant Shares not later than the effective date of the registration statement;

          (x) as to all registrations under subsection 15(a) and all registrations under subsection 15(c), pay all costs and expenses incident to the performance and compliance by the Issuer of this Section 15, including without limitation (A) all registration and filing fees; (B) all printing expenses; (C) all fees and disbursements of counsel and independent public accountants for the Issuer; (D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys); (E) all transfer taxes; (F) the entire expense of any special audits required by the rules and regulations of the Commission; (G) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto and (H) the fees and expenses of one counsel for the holders of the Warrants or Non-Public Warrant Shares being registered; and

          (xi) as to the first registration under subsection 15(a) which is in respect of an underwritten offering, as expeditiously as possible, take such actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the Warrants or Non-Public Warrant Shares to be included in such offering (including, without limitation, effecting a stock split, stock dividend or a combination of shares of Common Stock).

          (g)(i) The Issuer will indemnify and hold harmless each seller of Warrants or Non-Public Warrant Shares, each director, officer, employee and agent of each seller, and each other person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Warrants or Non-Public Warrant Shares were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such seller and furnished to the Issuer in writing by such seller expressly for use therein, and provided that the Issuer will not be liable to any Person who participates as an underwriter in the offering or sale of Warrants or Non-Public Warrant Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection 15(g) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the sale by such underwriter of Warrants or Non-Public Warrant Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Issuer has previously furnished copies thereof to such underwriter, or from a sale to a Person in a state where the offering has not been registered or qualified, if the Issuer has notified the seller and any underwriter involved in such sale of the states where the offering has been registered or qualified.

          (ii) It shall be a condition to the obligation of the Issuer to effect a registration of Warrants or Non-Public Warrant Shares under the Securities Act pursuant hereto that (X) each seller, severally and not jointly, indemnify and hold harmless the Issuer and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from the Issuer in the foregoing paragraph, but only with reference to any breach by such seller of any agreement between such seller, and the Issuer with respect to the offering and with reference to information relating to such seller furnished to the Issuer in writing by such seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto and (Y) each seller, in the event that Warrants or Non-Public Warrant Shares are to be sold in an underwritten offering, enters into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

          (iii)  In case any claim shall be made or any proceeding
(including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this subsection 15(g), such indemnified party shall promptly notify the indemnifying party in writing of the same, provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this subsection 15(g). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (B) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (C) representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided that the Issuer shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (h) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection 15(g) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Issuer or the applicable sellers, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigating or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances; provided, however, that (i) in no case shall any seller of Warrants or Non-Public Warrant Shares be required to contribute any amount in excess of the total public offering price of the Warrants or Non-Public Warrant Shares sold by him and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection 15(h), each person who controls any seller of Warrants or Non-Public Warrant Shares or the Issuer shall have the same rights to contribution as such seller or the Issuer. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the Issuer or the seller of Warrants or Non-Public Warrant Shares under this subsection 15(h), notify the Issuer or such seller, as the case may be, but the omission to so notify the Issuer or such seller, as the case may be, shall not relieve it from any other obligation it may have hereunder or otherwise.

     (i) After the date hereof, the Issuer shall not grant to any holder of securities of the Issuer any registration rights which have a priority greater than or equal to those granted to holders of Warrants or Non-Public Warrant Shares pursuant to this Section 15 without the prior written consent of the holders of at least a majority of the aggregate outstanding Warrants and Non-Public Warrant Shares, voting as a single group.

     Section 16.    Mandatory Redemption, Put Rights and Mandatory Exchange.

          (a)(i) Subject to the limitations hereinafter set forth, (A) if the Issuer takes any action with respect to its capital stock (including without limitation any purchase of its shares or any combination of shares or reverse stock split and elimination of fractional shares) which would cause the capital stock currently or previously held by or currently issuable without restriction to Creditanstalt and its Affiliates (not including Non-Attributable Stock) to exceed 24.99% of the Equity of the Issuer, then prior to or simultaneously with such action, the Issuer shall purchase from Creditanstalt and/or its Affiliates such number of Warrants, Warrant Shares or other shares of capital stock as will reduce the shares of capital stock currently or previously held by or currently issuable without restriction to Creditanstalt and its Affiliates (not including Non-Attributable Stock) to 24.99% of the Equity of the Issuer (any such mandatory purchase being herein called a "Mandatory Redemption"); and (B) any holder of Warrants and/or Warrant Shares shall have the right at any time, and from time to time, during the Put Period, at its option, upon written notice to the Issuer, to require the Issuer to purchase all or a portion of the Warrants and/or Warrant Shares held by such holder (any such right being herein called a "Put Right"). The price to be paid to the holder upon a Mandatory Redemption or the exercise of a Put Right shall be an amount equal to the Valuation Amount at the date the event causing such Mandatory Redemption occurs or the date the notice exercising such Put Right is given to the Issuer, as the case may be (the "Trigger Date"), multiplied by a fraction the denominator of which is the number of issued and outstanding shares of Common Stock of the Issuer at the Trigger Date, calculated on a fully diluted basis in accordance with generally accepted accounting principles, and the numerator of which is (Y) the aggregate number of shares of Common Stock of the Issuer (i) comprising the Warrant Shares to be purchased by the Issuer, and/or (ii) issuable upon exercise of the Warrants to be purchased by the Issuer, and/or (iii) issuable upon conversion of the Convertible Preferred Stock comprising the Warrant Shares to be purchased by the Issuer, and/or (iv) issuable upon conversion of the Convertible Preferred Stock issuable upon exercise of the Warrants to be purchased by the Issuer (assuming Convertible Preferred Stock, rather than Common Stock, is then issuable under such Warrants), and/or (v) comprising any other shares of capital stock of the Issuer then held or previously held by Creditanstalt or its Affiliates (excluding Non-Attributable Stock) (the "Put Price").

          (ii) The Put Rights described in subsection 16(a)(i)(B) shall terminate upon (i) the effectiveness of a registration statement filed by the Issuer with the Commission with respect to a public offering of shares of Common Stock with proceeds paid to the Issuer and any selling stockholders of not less than $40,000,000 or (ii) the consummation by the Issuer of a transaction that constitutes a Non-Surviving Combination.

          (iii) The completion of all purchases and sales of Warrants and Warrant Shares pursuant to a Mandatory Redemption or the exercise of Put Rights shall take place on the thirtieth (30th) day following respective Trigger Date, unless another date is mutually agreed upon by the Issuer and the selling holder (the "Put Closing Date"). The Put Prices for all such purchases and sales shall be paid by the Issuer issuing to the selling holder in immediately available funds against delivery of certificates representing the Warrants and/or Warrant Shares to be purchased, duly endorsed for transfer to the Issuer.

     (b) The Put Prices for all purchases and sales of Warrants and Warrant Shares pursuant to exercises of Put Rights shall be determined and calculated in accordance with subsection 16(a) by the Issuer's regularly engaged independent accountants. The Issuer shall cause such accountants to deliver to the Issuer and the selling holder, not later than 15 days prior to the completion of each purchase and sale under subsection 16(a), a written statement, signed by such accountants, setting forth in reasonable detail the respective purchase price and the calculation thereof and stating that such calculation was based on the books and records of the Issuer and was made and delivered pursuant to this Section 16.

     (c) If the Issuer takes any action with respect to its capital stock (including without limitation any purchase of its shares or any combination of shares or reverse stock split and elimination of fractional shares) which would cause the Common Stock currently or previously held by or currently issuable without restriction to Creditanstalt and its Affiliates (other than shares of Non-Attributable Stock) to exceed 4.99% of the aggregate number of issued and outstanding shares of Common Stock, prior to or simultaneously with such action, the Issuer shall exchange such portion of Common Stock for Convertible Preferred Stock as will reduce the shares of Common Stock currently or previously held by or currently issuable without restriction to Creditanstalt and its Affiliates (not including "Non-Attributable Stock") to 4.99% of the aggregate number of issued and outstanding shares of Common Stock (a "Mandatory Exchange").

     (d) As used in this Section 16, "Warrant Shares" shall include all shares of Common Stock and/or Convertible Preferred Stock and other securities of the Issuer or its Affiliates issued to holders of the Issuer's Common Stock and/or Convertible Preferred Stock in respect of stock dividends, stock splits and other distributions and any recapitalizations, to the extent the same were not included in any adjustment of the Warrant Shares issuable upon exercise of Warrants pursuant to Section 12 hereof.

     (e) The certificates representing the Warrants and the Warrant Shares shall bear a legend indicating that the Warrants and Warrant Shares are subject to the provisions of this Section 16.

     (f) Notwithstanding any provision of this Warrant Agreement to the contrary, all Warrants and Warrant Shares which are sold pursuant to an effective registration statement under the Securities Act shall, upon such sale, cease to be subject to the provisions of this Section 16.

     Section 17. Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of not less than a majority of the outstanding Warrants (or in the case of Sections 14, 15 and 16, the holders of a majority of the aggregate outstanding Warrants and Non-Public Warrant Shares, voting as a single group), provided that (i) this Agreement may not be amended, supplemented or waived so as to increase the Exercise Price, reduce the number of Warrant Shares issuable upon exercise of any Warrants, alter the period during which any Warrants may be exercised (except to provide for a later Expiration Date), or reduce the Put Valuation Amount, in each case without the consent of the holders of all outstanding Warrants (and, with respect to any reduction in the Put Valuation Amount, all outstanding Non-Public Warrant Shares), and (ii) this Section 17 may not be amended or supplemented without the consent of the holders of all outstanding Warrants and Non-Public Warrant Shares, voting as a single group, and no waiver of the requirements of this Section 17 shall be binding upon any such holder without its consent.

     Section 18. Specific Performance. The parties agree that irreparable damage will result in the event that the obligations of the Issuer under this Warrant Agreement are not specifically enforced, and that any damages available at law for a breach of any such obligations would be inadequate. Therefore, the holders of the Warrants and/or Non-Public Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Warrant Agreement, and appropriate injunctive relief may be applied for and granted in connection therewith. The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Warrant Agreement by the holders of the Warrants and/or Non-Public Warrant Shares. Such remedies and all other remedies provided for in this Warrant Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Warrant Agreement.

     Section 19.    Notices.

     (a) Any notice or demand to be given or made by the Warrant Holders or the holders of Warrant Shares to or on the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if sent by registered mail, return receipt requested, postage prepaid, addressed to the Issuer at the Warrant Office.

     (b) Any notice to be given by the Issuer to the Warrant Holders or the holders of Warrant Shares shall be sufficiently given or made if sent by registered mail, return receipt requested, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock or Convertible Preferred Stock registry of the Issuer, as the case may be.

     Section 20. Binding Effect. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, Creditanstalt, Affiliates of Creditanstalt and the registered holders from time to time of the Warrants and the Warrant Shares.

     Section 21. Continued Validity. A holder of Warrant Shares shall continue to be entitled with respect to such Warrant Shares to all rights and subject to all obligations to which it would have been entitled or subject as a Warrant Holder under Sections 14 through 24 of this Warrant Agreement. The Issuer will, at the time of each exercise of any Warrant, in whole or in part, upon the request of the holder of the Warrant Shares issued upon such exercise thereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights, provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Issuer to afford to such holder all such rights.

     Section 22. Counterparts. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 23. New York Law. THIS WARRANT AGREEMENT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 24.    Benefits of This Warrant Agreement. Nothing in this
Warrant
Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

     Section 25. Voting and Consents to be on a Fully Converted Basis. Wherever this Warrant Agreement calls for the written consent or vote of any combinations of the holders of the Warrants, any of the Warrant Shares and/or the Convertible Preferred Stock, voting as a single group, the Warrants shall be counted as if they had been exercised for Common Stock and shares of Convertible Preferred Stock shall be counted as if they had been converted to Common Stock.

     IN WITNESS WHEREOF the parties hereto have caused this Amended and Restated Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.


                         IT PARTNERS, INC.


                         By: /s/ Daniel J. Klein
                                            --------------------
                              Daniel J. Klein
                              Chief Executive Officer


                         Attest:   /s/Jamie E. Blech
                                             ---------------------
                              Jamie Blech
                              Secretary




                         CREDITANSTALT CORPORATE FINANCE, INC.


                         By: /s/ Robert M. Bibinger
                                            ----------------------
                              Robert M. Biringer
                              Executive Vice President


                         Attest:  /s/ Carl Drake
                                            ---------------------
                              Carl Drake
                              Senior Associate

                            FIRST AMENDMENT TO AMENDED AND RESTATED
                                    WARRANT AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED WARRANT AGREEMENT (this "First Amendment") is made and entered into as of this 31st day March, 1998 by and between IT PARTNERS, INC., a Delaware corporation (the "Issuer") and CREDITANSTALT CORPORATE FINANCE, INC., having offices at Two Greenwich Plaza, Greenwich, Connecticut 06830 ("Creditanstalt").


     W I T N E S S E T H:


     WHEREAS, pursuant to a certain Preferred Stock and Warrant Purchase Agreement, dated as of May 30, 1997, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated July 11, 1997, as further amended by the Second Amendment to Preferred Stock and Warrant Purchase Agreement dated October 27, 1997, as further amended by the Third Amendment to Preferred Stock and Warrant Purchase Agreement dated October 31, 1997, as further amended by the Fourth Amendment to Preferred Stock and Warrant Purchase Agreement dated December 16, 1997, and as amended and restated by the Amended and Restated Preferred Stock and Warrant Purchase Agreement dated January 8, 1998 (the "Original Purchase Agreement") among Issuer, Creditanstalt and certain other parties, Creditanstalt purchased an aggregate of 200,000 shares of the Issuer's Series A Redeemable Preferred Stock with warrants for the purchase of up to 645,587 shares of either the Issuer's common stock, $.01 par value (the "Common Stock") or the Issuer's Convertible Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock"), and 222,222 shares of the Issuer's Convertible Preferred Stock (as such figures may be adjusted pursuant to the terms of the Original Purchase Agreement and the Issuer's Certificate of Incorporation);

     WHEREAS, in connection with a certain Loan and Security Agreement dated as of May 30, 1997 (the "Loan Agreement") among Issuer, the financial institutions named therein, as lenders (the "Lenders"), Creditanstalt AG, as the issuing bank, and Creditanstalt as the agent for the Lenders (in such capacity, the "Agent"), the Issuer executed and delivered a Warrant Agreement dated as of May 30, 1997, as amended by the First Amendment to Warrant Agreement dated July 11, 1997, as further amended by the Second Amendment to Warrant Agreement dated October 27, 1997, and as amended and restated by the Amended and Restated Warrant Agreement dated December 16, 1997 (the "Warrant Agreement") in favor of Creditanstalt, and issued to Creditanstalt warrants exercisable for up to 612,579 shares of the Issuer's Common Stock or Convertible Preferred Stock; and

     WHEREAS, Creditanstalt and Issuer desire to amend and restated the Original Purchase Agreement to provide for the purchase of shares of Issuer's Convertible Preferred Stock by Indosuez IT Partners ("Indosuez") and Wachovia Capital Associates, Inc. ("Wachovia"); and

     WHEREAS, in connection with such proposed purchases of Convertible Preferred Stock by Indosuez and Wachovia, the Issuer and Creditanstalt desire to amend the Warrant Agreement in order to reflect such additional purchases of Convertible Preferred Stock;

     NOW, THEREFORE, in consideration of the premises, the terms and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Definitions. As used in this First Amendment, unless otherwise defined herein, terms defined in the Warrant Agreement shall have the meaning set forth therein when used herein.

     Section 2. Equity Warrants. The term "Equity Warrants," as set forth in Section 1 of the Warrant Agreement is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

          "Equity Warrants" shall mean the warrants issued pursuant to the Purchase Agreement.

     Section 3. Equity Warrant Shares. The term "Equity Warrant Shares," as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

          "Equity Warrant Shares" shall mean the shares of Common Stock or Convertible Preferred Stock issued or issuable upon exercise of the Equity Warrants.

     Section 4. Exempted Securities. The term "Exempted Securities," as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

          "Exempted Securities" shall mean (A) Warrant Shares and Equity Warrant Shares; (B) shares of the Issuer's capital stock issued as a stock dividend described in subsection 12(b); (C) shares of the Series A Preferred Stock and Convertible Preferred Stock issued pursuant to the Purchase Agreement (as such agreement may be amended, restated, supplemented, or otherwise modified from time to time); (D) shares of Series A Preferred Stock issued as preferred in kind dividends on the Series A Preferred Stock; (E) shares of Common Stock issuable upon conversion of the Convertible Preferred Stock; (F) options and warrants as listed on Schedule I attached hereto and shares of capital stock issuable upon exercise thereof; (G) the Business Combination Options and shares of capital stock issuable upon exercise thereof; (H) options to be granted to employees of the Issuer and its Subsidiaries to purchase up to 351,029 shares of Common Stock of the Issuer at an exercise price of not less than fair market value on the date such option is granted, as determined in good faith by the Board of Directors of the Issuer and giving effect to any Acquisitions consummated on or before such date, and shares of capital stock issuable upon exercise thereof; (I) 103,093 shares of Common Stock issued to Christopher A. and Merrie Corbett (jointly) for an aggregate purchase price of $200,000; (J) 29,516 shares of Common Stock issued to FF-ITP, L.P. pursuant to the Purchase Agreement; (K) 29,516 shares of Common Stock issued to Christopher A. and Merrie Corbett (jointly) for an aggregate purchase price of $100,000; (L)

14,758 shares of Common Stock issued to Martin and Haeyoung Kandl (jointly) for an aggregate purchase price of $50,000; (M) 1,001 shares of Common Stock issued to Thomas Gardner for an aggregate purchase price of $3,390. The limits in clauses (E), (H), (I), (J), (K), (L) and (M) shall be proportionately adjusted for dividends and other distributions payable in and for subdivisions and combinations of shares of Common Stock.

     Section 5. Purchase Agreement. Section 1 of the Warrant Agreement is hereby amended by adding following the definition of "Operating Cash Flow" a new definition of "Purchase Agreement" as follows:

               "Purchase Agreement" shall mean the Preferred Stock and Warrant Purchase Agreement, dated as of May 30, 1997, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated July 11, 1997, as further amended by the Second Amendment to Preferred Stock and Warrant Purchase Agreement dated October 27, 1997, as further amended by that certain Third Amendment to Preferred Stock and Warrant Purchase Agreement dated October 31, 1997, as further amended by the Fourth Amendment to Preferred Stock and Warrant Purchase Agreement dated December 16, 1997, as amended and restated by the Amended and Restated Preferred Stock and Warrant Purchase Agreement dated January 8, 1998, and as further amended and restated by the Second Amended and Restated Preferred Stock and Warrant Purchase Agreement dated March 31, 1998 (as such may be amended, restated, supplemented or otherwise modified from time to time), by and between the Issuer, Creditanstalt, FF-ITP, L.P., Credit Agricole Indosuez, Wachovia Capital Associates, Inc., and certain stockholders of the Issuer named therein.

     Section 6. Representations and Warranties. The Issuer hereby represents and warrants to Creditanstalt, for the benefit of Creditanstalt and any other Warrant Holder, as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this First Amendment, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

     (b) The execution, delivery and performance by the Issuer of this First Amendment have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or the Issuer's Certificate of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound.

     (c) This First Amendment has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer.

     Section 7. Expenses. Issuer agrees to pay, immediately upon demand by
Creditanstalt, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Creditanstalt in connection with the negotiation, preparation, execution and delivery of this First Amendment and any other instrument, document, agreement or amendment executed in connection with this First Amendment.

     Section 8. Limitation of Amendment. Except as expressly set forth herein, this First Amendment shall not be deemed to waive, amend or modify any term or condition of the Warrant Agreement, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     Section 9. Counterparts. This First Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed but one and the same agreement.

     Section 10.    Governing Law; Jurisdiction.  THIS FIRST AMENDMENT, AND
THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW).

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the date and year first above written.

                         "ISSUER"

                         IT PARTNERS, INC.


                               By: /s/ Daniel J. Klein
                                           ---------------------
                               Daniel J. Klein
                               Chairman of the Board


                         Attest: /s/Jamie E. Blech
                                               ------------------

                                   Name:Jamie E. Blech
                                   Title:


                         "CREDITANSTALT"

                         CREDITANSTALT CORPORATE FINANCE, INC.


                         By: /s/ Robert M. Biringer
                                            -------------------------
                               Robert M. Biringer
                               Executive Vice President


                         By:  /s/ Carl Drake
                                            --------------------------
                               Carl Drake

                       SECOND AMENDMENT TO AMENDED AND RESTATED
                                WARRANT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED WARRANT AGREEMENT (this "Second Amendment to First Restatement") is made and entered into as of this 27th day of July, 1998 by and between IT PARTNERS, INC., a Delaware corporation (the "Issuer") and CREDITANSTALT CORPORATE FINANCE, INC., having offices at Two Greenwich Plaza, Greenwich, Connecticut 06830
("Creditanstalt").


                    W I T N E S S E T H:


     WHEREAS, the Issuer desires to enter into a certain 12% Series C Senior Redeemable Preferred Stock Purchase Agreement, dated as of the date hereof (the "Series C Purchase Agreement"), among Issuer and FBR Business Development Capital ("FBR"), pursuant to which FBR will purchase an aggregate of 700 shares of the Issuer's 12% Series C Senior Redeemable Preferred Stock (the "Series C Preferred Stock"); and

     WHEREAS, the Company intends to enter into a stock purchase agreement with Wachovia Capital Associates, Inc. ("Wachovia") pursuant to which Wachovia may purchase up to 300 shares of Series C Preferred Stock; and

     WHEREAS, in connection with a certain Loan and Security Agreement dated as of May 30, 1997 (the "Loan Agreement") among Issuer, the financial institutions named therein, as lenders (the "Lenders"), Creditanstalt AG, as the issuing bank, and Creditanstalt as the agent for the Lenders (in such capacity, the "Agent"), the Issuer executed and delivered a Warrant Agreement dated as of May 30, 1997, as amended by the First Amendment to Warrant Agreement dated July 11, 1997, as further amended by the Second Amendment to Warrant Agreement dated October 27, 1997, (the "Original Warrant Agreement"), as amended and restated by the Amended and Restated Warrant Agreement dated December 16, 1997, and as amended by the First Amendment to Amended and Restated Warrant Agreement dated March 31, 1998 (the "First Restated Warrant Agreement") in favor of Creditanstalt, and issued to Creditanstalt warrants exercisable for up to 612,579 shares of the Issuer's Common Stock or Series B Convertible Preferred Stock (subject to adjustment pursuant to the First Restated Warrant Agreement); and

     WHEREAS, in connection with the execution, delivery and performance of the Series C Purchase Agreement and the issuance of the Series C Preferred Stock by the Issuer to FBR and Wachovia, the Issuer and Creditanstalt have agreed to amend the First Restated Warrant Agreement and to waive certain provisions thereunder in order to provide for the issuance of the Series C Preferred Stock to FBR and Wachovia and the issuance of Common Stock as a dividend upon redemption of the Series C Preferred Stock;

     NOW, THEREFORE, in consideration of the premises, the terms and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Definitions. As used in this Second Amendment to First Restatement, unless otherwise defined herein, terms defined in the First Restated Warrant Agreement shall have the meaning set forth therein when used herein.

Section 2. Schedule I. The First Restated Warrant Agreement is hereby amended by deleting Schedule I in its entirety and substituting in lieu thereof a new Schedule I in the form attached as Schedule I hereto. All references to Schedule I in the Warrant Agreement shall mean new Schedule I attached hereto.

Section 3. Schedule II. The First Restated Warrant Agreement is hereby amended by deleting Schedule II in its entirety and substituting in lieu thereof a new Schedule II in the form attached as Schedule II hereto. All references to Schedule II in the Warrant Agreement shall mean new Schedule II attached hereto.

     Section 4. Series C Preferred Stock. Section 1 of the First Restated Warrant Agreement is hereby amended by adding following the definition of "Series C Issuance Date" a new definition of "Series C Preferred Stock" as follows:

          "Series C Preferred Stock" shall mean the Issuer's 12% Series C Senior Redeemable Preferred Stock, $.01 par value per share, and shall include any stock into which such Series C Preferred Stock shall have been changed or any stock resulting from any reclassification of such Series C Preferred Stock.

     Section 5. Series C Purchase Agreement. Section 1 of the Warrant Agreement is hereby amended by adding following the definition of "Series C Preferred Stock" a new definition of "Series C Purchase Agreement" as follows:

          "Series C Purchase Agreement" shall mean the 12% Series C Senior Redeemable Preferred Stock Purchase Agreement, dated as of July 27, 1998, among Issuer and FBR Business Development Capital (as such may be amended, restated, supplemented or otherwise modified from time to time).

     Section 6. Waiver of Section 10(c). In connection with the execution, delivery and performance of the Series C Purchase Agreement and the Certificate of Designation of the Series C Preferred Stock, the issuance of shares of Series C Preferred Stock to FBR and Wachovia and the issuance of Common Stock as a dividend upon redemption of the Series C Preferred Stock, Creditanstalt hereby waives forever the application of the provisions of
Section 10(c) (restricting amendments to Issuer's Certificate of Incorporation) and Section 10(d) (restricting the authorization of additional Common Stock) of the Warrant Agreement.

        Section 7. Representations and Warranties. The Issuer hereby represents and warrants to Creditanstalt, for the benefit of Creditanstalt and any other Warrant Holder, as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Second Amendment to First Restatement, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

     (b) The execution, delivery and performance by the Issuer of this Second Amendment to First Restatement have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or the Issuer's Certificate of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound.

     (c) This Second Amendment to First Restatement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer.

(d) As of the date hereof, and giving effect to all issuances on such date of shares of Series C Preferred Stock and FBR Warrants, the authorized capital stock of Issuer consists of (i) 20,000,000 shares of Common Stock of which 8,279,658 shares are issued and outstanding; and (ii) 6,000,000 shares of Preferred Stock, of which 600,000 shares have been designated Series A Preferred Stock, 347,230 of which are issued and outstanding; 5,000,000 shares have been designated Series B Preferred Stock, 1,387,448 of which are issued and outstanding; and 1,000 shares have been designated Series C Preferred Stock, 700 of which will be issued and outstanding upon the closing of the Second Amendment to First Restatement. An aggregate of 4,000,000 shares of Common Stock are reserved for issuance on the exercise of the Warrants and the Equity Warrants and conversion of the Series B Preferred Stock, and 2,000,000 shares of Series B Preferred Stock are reserved for issuance on exercise of the Warrants and the Equity Warrants. As of the date hereof, an aggregate of 1,000,000 shares of Common Stock are reserved for issuance to employees of Issuer and of Subsidiaries of Issuer. All of the issued and outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are, and upon issuance and payment therefor in accordance with the terms of the Series C Purchase Agreement, all of the outstanding Series C Preferred Stock will be, validly issued, fully paid and nonassessable. To the Issuer's best knowledge, other than the Amended and Restated Stockholder Agreement dated March 31, 1998, as amended (as further amended, restated, supplemented or otherwise modified from time to time), there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Issuer or any Subsidiary. Except as set forth on Schedule II hereto, no holder of securities of the Issuer has any right to the registration of such securities under the Securities Act and any applicable state securities law.

     Section 8. Expenses. Issuer agrees to pay, immediately upon demand by
Creditanstalt, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Creditanstalt in connection with the negotiation, preparation, execution and delivery of this Second Amendment to First Restatement and any other instrument, document, agreement or amendment executed in connection with this Second Amendment to First Restatement.

     Section 9. Limitation of Amendment. Except as expressly set forth herein, this Second Amendment to First Restatement shall not be deemed to waive, amend or modify any term or condition of the Warrant Agreement, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     Section 10. Counterparts. This Second Amendment to First Restatement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed but one and the same agreement.

     Section 11.    Governing Law; Jurisdiction.  THIS SECOND AMENDMENT TO
FIRST
RESTATEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW).

                     [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to First Restatement under seal as of the date and year first above written.

                         "ISSUER"

                         IT PARTNERS, INC.


                         By:/s/Daniel J. Klein
                                           -------------------
                                              Daniel J. Klein
                               Chief Executive Officer


                         Attest:/s/ Jamie Blech
                                             ------------------

                                   Jamie Blech
                                   President


                         "CREDITANSTALT"

                         CREDITANSTALT CORPORATE FINANCE, INC.


                         By: /s/ Robert M. Biringer
                                            ----------------------

                               Robert M. Biringer
                               Executive Vice President


                         By: /s/John G. Taylor
                                            --------------------

                               Name:John G. Taylor

                               Title: Senior Associate

                                      SCHEDULE I

List of outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Issuer may be or become obligated to issue, sell or transfer shares of its capital stock or other securities



1. Equity Warrants issued to FF-ITP, L.P. to purchase shares of Common Stock (subject to the adjustments set forth in Section 2.08 of the Preferred Stock and Warrant Purchase Agreement (as amended)) at an exercise price of $.01 per share.

2. Equity Warrants issued to Creditanstalt Corporate Finance, Inc. to purchase shares of Common Stock and/or Series B Preferred Stock (subject to the adjustments set forth in Section 2.08 of the Preferred Stock and Warrant Purchase Agreement (as amended)) at an exercise price of $.01 per share.

3. Shares of the Series B Preferred Stock of Issuer are convertible on a share-for-share basis into Common Stock of the Issuer.

4. Shares of Common Stock issuable as a dividend upon redemption of the Series C Preferred Stock, subject to the provisions of the Issuer's Certificate of Incorporation.


The following items are for disclosure purposes only and are not to be included in the definition of "Exempted Securities":

1. Earn out rights granted to certain sellers in connection with Acquisitions consummated by the Issuer.

2. Unsecured Notes convertible into Common Stock, which were issued as a portion of the purchase price in Acquisitions consummated by the Issuer.

                                       SCHEDULE II

                               List of Registration Rights




1. Registration rights granted to the Purchasers, Initial Stockholders and Subsequent Stockholders pursuant to the Amended and Restated Stockholder Agreement dated March 31, 1998, as amended by the First Amendment to Amended and Restated Stockholder Agreement (as further amended, restated, supplemented or modified from time to time) by and among the Issuer, Daniel J. Klein, Jamie Blech, Martin F. Kandl and Haeyoung Kandl, Stanley Nice, John Clement, Creditanstalt Corporate Finance, Inc., FF-ITP, L.P., Indosuez IT Partners, Indosuez IT Partners II, Wachovia Capital Associates, Inc., and subsequent stockholders.

2. Registration rights to be granted pursuant to the Series C Purchase Agreement (as amended, restated, supplemented or modified from time to time).